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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887,
333-69885, 333-27999, 333-59470 and 333-59474) and Form S-3 (No. 333-59402) of
ORBITAL SCIENCES CORPORATION of our reports dated March 7, 2002 relating to the consolidated financial statements and financial statement schedules of Orbital Sciences Corporation and our report dated March 6, 2002 related to the financial statements of Orbital Imaging Corporation, which appear in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 26, 2002